EXHIBIT 5.1



                                                               October 18, 2001



Laboratory Corporation of America Holdings
358 South Main Street
Burlington, NC 27215

Ladies and Gentlemen:

     We have acted as counsel to Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of (i) up to $744,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option Notes due 2021 (the "Debt Securities") issued pursuant to the Indenture dated as of September 11, 2001 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee") and (ii) such indeterminate number of shares of the Company's common stock, par value $0.10 per share (the "Underlying Securities"), as may be issuable upon conversion of the Debt Securities. The Debt Securities and the Underlying Securities are collectively referred to herein as the "Securities". The Company issued the Debt Securities pursuant to the Purchase Agreement dated as of September 5, 2001 between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Securities are to be offered and sold by certain securityholders of the Company.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     On the basis of the foregoing, we are of the opinion that:

          1. The Debt Securities are in the form contemplated by the Indenture, have been duly authorized by the Company, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits of the Indenture, subject to the effect of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          2. The Debt Securities are convertible at the option of the holder thereof into Underlying Securities in accordance with the terms of the Debt Securities and the Indenture; the Underlying Securities have been duly authorized and reserved for issuance upon such conversion by all


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     necessary corporate action; such Underlying Securities, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of such Underlying Securities will be subject to personal liability by reason of being such a holder.

          3. The statements in the prospectus which forms a part of the Registration Statement under the caption "Certain U.S. Federal Income Tax Considerations", subject to the limitations and qualifications described therein and insofar as such statements constitute a summary of legal matters referred to therein, set forth the material U.S. federal income tax consequences of the ownership and disposition of the Securities.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                      Very truly yours,

                                                      /s/ Davis Polk & Wardwell